                                  EXHIBIT 11.2
                   COMPUTATION OF DILUTED EARNINGS PER SHARE
                        (in thousands, except per share)




                                                           Three Months Ended     Nine Months Ended
                                                                June 30               June 30
                                                           -------------------    -----------------
                                                             1999        1998        1999     1998
                                                           --------     ------    ---------  -------
Weighted average number of common
 shares outstanding                                          16,358      16,895     16,563    16,743
Additional shares assuming conversion of:
 Stock options and warrants                                      --         327         --       347
 Convertible Subordinated Notes(1)                               --       2,075         --     2,075
                                                           --------     -------   --------   -------

Weighted average shares outstanding                          16,358      19,297     16,563    19,165
                                                           ========     =======   ========   =======
Net income                                                 $(23,571)    $11,710   $(29,837)  $22,998
                                                           ========     =======   ========   =======

Adjustment for interest expense assuming
Conversion of Subordinated Notes(1)                              --         804         --     2,412

Adjusted Net Income                                       $(23,571)     $12,374   $(29,837)  $25,140
                                                          ========      =======   ========   =======
Diluted earnings per share                                $  (1.44)     $  0.64   $  (1.80)  $  1.33
                                                          ========      =======   ========   =======

(1) The Company's Convertible Subordinated Notes were dilutive for the periods presented.